                                                                      EXHIBIT 23


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capstead Mortgage Corporation of our report dated January 21, 1998, included in the 1997 Annual Report to Stockholders of Capstead Mortgage Corporation.

Our audits also included the financial statement schedule of Capstead Mortgage Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following registration statements and the related prospectuses, our report dated January 21, 1998, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Form 10-K of Capstead Mortgage
Corporation:

  o       Form S-8 (No. 33-40116);
  o       Form S-8 (No. 33-40117);
  o       Form S-3 (No. 33-62212);
  o       Form S-3 (No. 33-52415);
  o       Form S-8 (No. 33-53555);
  o       Form S-3 (No. 33-57164);
  o       Form S-3 (No. 333-03187);
  o       Form S-8 (No. 333-12719);
  o       Form S-3 (No. 333-26419);
  o       Form S-3 (No. 333-26865);
  o       A pre-effective amendment to Form S-3 (No. 333-26419);
  o       Form S-8 (No. 333-27215);
  o       A post-effective amendment to Form S-3 (No. 333-26865); and
  o       Form S-3 (No. 333-43169).



                                                    ERNST & YOUNG LLP

Dallas, Texas
March 10, 1998